Exhibit 99.5

Nomura International plc			Urgent Please deliver immediately
1 Angel Lane	Telephone	+91 22 6723 4534
London	Facsimile	+44 (0)20 7102 9404
EC4R 3AB	Web site	www.nomura.com

SHARE PUT OPTION MASTER CONFIRMATION

To:	PERSHING SQUARE FUNDS
Attention:	c/o Pershing Square Capital Management, L.P.
888 Seventh Avenue, 42nd Floor
New York, NY 10019

From:	Operations	Department:	Derivatives
Direct Tel:	+91 22 6723 4534	Direct Fax:	+44 (0)20 7102 9404
Page 1 of	21	Date:	September 24, 2014

Dear Sir/Madam:

The purpose of this Share Put Option Master Confirmation (this “Master Confirmation”) is to set forth the general terms and conditions of one or more Transactions (each a “Transaction”) that may be entered into between you (“Counterparty”) and us (“Dealer”) on the Trade Date specified in a Supplemental Confirmation, each substantially in the form of Schedule A hereto, confirming the specific terms and conditions of a particular Transaction (each a “Supplemental Confirmation”). Each Transaction, if executed, will be a Put Option, the terms of which are specified in the Master Confirmation as supplemented by an applicable Supplemental Confirmation (together, the “Confirmation”), wherein more than one Transaction may be referenced. The entry into this Master Confirmation does not obligate either party to enter into any Transaction.

Each Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below. This Master Confirmation hereby incorporates by reference the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”) and the 2006 ISDA Definitions (the “Swap Definitions”), each as published by the International Swaps and Derivatives Association, Inc. In the event of any inconsistency between the Equity Definitions and the Swap Definitions, the Equity Definitions will govern. In the event of any inconsistency between either the Equity Definitions or the Swap Definitions and any Confirmation, such Confirmation will govern for purposes of the Transaction to which such Confirmation relates. For purposes of the Equity Definitions, each Transaction shall be a Share Option Transaction.

Each Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which the Confirmation relates. Each Confirmation shall supplement, form a part of and be subject to the 2002 ISDA Master Agreement (the “Agreement”) as published by ISDA entered into between the parties on June 18, 2014, including the Schedule thereto and the 1994 Credit Support Annex (Bilateral Form—New York Law) (the “CSA”) to such Schedule. In the event of any inconsistency between the provisions of the Agreement or the CSA and any Confirmation, the Confirmation will govern for the purpose of the Transaction to which the Confirmation relates.

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Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1 Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Nomura International plc			Urgent Please deliver immediately
1 Angel Lane	Telephone	+91 22 6723 4534
London	Facsimile	+44 (0)20 7102 9404
EC4R 3AB	Web site	www.nomura.com

1.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	As specified in the relevant Supplemental Confirmation

Expiration Date:	As specified in the relevant Supplemental Confirmation

Shares:	The common stock of Zoetis Inc. (the “Issuer”) (ticker symbol: “ZTS”)

Exchange:	New York Stock Exchange

Related Exchange:	None

Premium:	As specified in the relevant Supplemental Confirmation

Premium Payment Date:	Three Exchange Business Day following the Trade Date, or if such date is not a Currency Business Day, the next following Currency Business Day

The Buyer shall pay the Seller the Premium on the Premium Payment Date.

Option Style:	European

Option Type:	Put

Buyer:	Dealer

Seller:	Counterparty

Number of Options:	As specified in the relevant Supplemental Confirmation

Option Entitlement:	1 Share per Option

Strike Price:	As specified in the relevant Supplemental Confirmation

Procedures for Exercise:

Latest Exercise Time:	9:35 am (New York time) on the Expiration Date.

Expiration Time:	9:35 am (New York time) on the Expiration Date.

Multiple Exercise:	Not Applicable

Automatic Exercise:	Applicable

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Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1 Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Nomura International plc			Urgent Please deliver immediately
1 Angel Lane	Telephone	+91 22 6723 4534
London	Facsimile	+44 (0)20 7102 9404
EC4R 3AB	Web site	www.nomura.com

Settlement Terms:

Settlement Method:	Physical Settlement subject to: (i) Settlement Method Election, and (ii) the next succeeding paragraph; provided that, in respect of Physical Settlement, clause (a) of Section 9.4 of the Equity Definitions is hereby amended by deleting: “the date that falls one Settlement Cycle following the Exercise Date” and adding the following words in their place: “the Scheduled Trading Day that is 120 Scheduled Trading Days after the Exercise Date (such period, the “Deferred Settlement Period”)”. Prior to the end of the Deferred Settlement Period, Counterparty shall notify Dealer if the Physical Settlement Condition is satisfied and, if the Physical Settlement Condition is not satisfied as of the end of the Deferred Settlement Period or if Counterparty does not so notify Dealer, then the terms under “Contingent Cash Settlement” shall apply and the end of the Deferred Settlement Period shall be deemed to be the Contingent Cash Settlement Election Date.

Counterparty may accelerate the Deferred Settlement Period either by: (1) notifying Dealer that the Physical Settlement Condition is satisfied and Counterparty wishes to proceed with Physical Settlement, which settlement shall occur promptly after the date of such notification, but no later than one Settlement Cycle after such notification; or (2) notifying Dealer that Counterparty elects Contingent Cash Settlement, in which case the terms under “Contingent Cash Settlement” shall apply (such date of notification, the “Contingent Cash Settlement Election Date”).

Physical Settlement Condition:	Any required filings and any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the transactions contemplated hereby, as applicable to Counterparty, shall have been made or shall have expired or been terminated, as applicable (the “Physical Settlement Condition”).

Settlement Method Election:	Applicable in respect of the Expiration Date, and in addition, either: (i) Mandatory Cash Settlement Election may apply (if the terms below under “Mandatory Cash Settlement Election” are satisfied), or (ii) Alternate Cash Settlement Election may apply (if the terms below under “Alternate Cash Settlement Election” are elected by Counterparty)

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Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1 Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Nomura International plc			Urgent Please deliver immediately
1 Angel Lane	Telephone	+91 22 6723 4534
London	Facsimile	+44 (0)20 7102 9404
EC4R 3AB	Web site	www.nomura.com

For the avoidance of doubt, Counterparty may elect “Contingent Cash Settlement” during the Deferred Settlement Period only while “Mandatory Cash Settlement Election” and “Alternate Cash Settlement Election” may only apply to the Expiration Date.

Electing Party:	Seller of the Put Option

Blocker Clause:	On the date of this Master Confirmation, Counterparty represents and warrants to Dealer that Counterparty does not beneficially own (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”)) in excess of 4.99% of the outstanding Shares of the Issuer.

Mandatory Cash Settlement Election:	If on any Expiration Date, the aggregate Number of Options under all Transactions hereunder exceeds the Physical Share Cap, then the number of Options equal to such excess, automatically selected in ascending order of Strike Price and then among Options with the same Strike Price, in chronological order based on the date and time in which the relevant Transactions were executed (the “Blocker Number of Options”) will be permitted to be settled solely through Cash Settlement and thus will be irrevocably deemed to be subject to Cash Settlement if exercised and the terms under “Regular Cash Settlement” below will apply to those Blocker Number of Options. As used herein, “Physical Share Cap” means 25,059,668; provided, however, if before such Expiration Time the Issuer publicly files a form or a report with the U.S. Securities and Exchange Commission indicating that the number of Shares outstanding as of a date after August 8, 2014 is different from the number reported in the Issuer’s Form 10-Q for the period ended June 29, 2014 (or Counterparty knows or has reason to know that the number of Shares outstanding as of a date after August 8, 2014 is different from that reported number and Counterparty delivers to Dealer a written notice stating that fact and specifying the number of Shares Counterparty then believes to be outstanding), Physical Share Cap means (a) 9.9% of the number specified in that notice (rounded down to the nearest whole number) minus (b) 25,059,668.

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Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1 Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Nomura International plc			Urgent Please deliver immediately
1 Angel Lane	Telephone	+91 22 6723 4534
London	Facsimile	+44 (0)20 7102 9404
EC4R 3AB	Web site	www.nomura.com

Alternate Cash Settlement Election:	If, on any Scheduled Trading Day during the term of any Transaction hereunder (excluding the latest Expiration Date for such Transactions), the representation in the Blocker Clause would be untrue if made as of such Scheduled Trading Day, as determined by Counterparty, on advice of counsel, then Counterparty will be irrevocably deemed to have elected Cash Settlement with respect to a Number of Options equal to the Alternate Number of Options.

Alternate Number of Options:	An amount equal to the difference between:

(a) the sum of:

(i) the number of notional Shares represented by the total Number of Options under all Transactions hereunder, plus

(ii) the number of Shares beneficially owned (as such term is defined in Rule 13d-3 under the 1934 Act) by Counterparty, minus

(b) the product of:

(i) 9.9%, multiplied by

(ii) the number of outstanding Shares of the Issuer.

For the avoidance of doubt, the terms under “Regular Cash Settlement” below will apply to all such Alternate Number of Options (as notified by Counterparty to Dealer prior to any market activity that would render the representation in the Blocker Clause untrue, as determined by Counterparty, on advice of counsel, if such representation were made as of any day during the term of the Transaction, excluding the latest Expiration Date for the Transactions hereunder).

Deferral Amount:

Payment of Deferral Amount:	In respect of the Deferred Settlement Period, Counterparty will pay to Dealer on the Settlement Date (in the case of Physical Settlement) or on a related Cash Settlement Payment Date (in the case of Cash Settlement) the Deferral Amount determined as of the Settlement Date (in the case of Physical Settlement) or on the final Averaging Date (in the case of Cash Settlement).

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Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1 Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Nomura International plc			Urgent Please deliver immediately
1 Angel Lane	Telephone	+91 22 6723 4534
London	Facsimile	+44 (0)20 7102 9404
EC4R 3AB	Web site	www.nomura.com

Deferral Amount:	An amount equal to the product of: (a) the Number of Shares to be Delivered, (b) Strike Price, (c) the Floating Rate, and (d) the Day Count Fraction.

Day Count Fraction:	The quotient of: (a) the number of calendar days between such Expiration Date and the Settlement Date (in the case of Physical Settlement) or the final Averaging Date (in the case of Cash Settlement), divided by (b) 360.

Floating Rate:	An amount notified by Dealer to Counterparty on the Expiration Date, but in no event more than LIBOR plus 1.0%.

General Exercise Terms:

Regular Cash Settlement:

Number of Options Exercised:	The number of Options exercised (or deemed exercised) on the Expiration Date, which shall include the Blocker Number of Options and the Alternate Number of Options (if any), as communicated by Buyer to Seller by the Latest Exercise Time; provided that the valuation related to such number of Options exercised will occur as set forth under “Cash Settlement Procedures” below.

Option Cash Settlement Amount:	As set forth in Section 8.2 of the Equity Definitions

Cash Settlement Procedures:	On the Expiration Date where Cash Settlement is elected, the Calculation Agent will determine the Number of Options Exercised (which may be the full amount) subject to cash settlement (the “Settled Number of Options”) in its good faith and commercially reasonable discretion (which may, for the avoidance of doubt, be exercised in consideration of advice of counsel to Counterparty and counsel to Dealer and in consideration of other unwind activity by Counterparty as well as any legal considerations applicable to Counterparty, including, but not limited to, considerations related to the fact that Counterparty may be an “insider” or “affiliate” of the Issuer and the application, if any, of any related securities laws (such considerations, the “Unwind Parameters”)), and will notify Dealer and Counterparty of such determination. The Calculation Agent will include in such notice the number of Averaging Dates (“Determined Averaging Date Number”) and the initial Averaging Date for such settlement (each such date, an “Initial Averaging Date”). In respect of the settlement related to the Expiration Date, the Initial Averaging Date will be the Expiration Date.

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Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1 Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Nomura International plc			Urgent Please deliver immediately
1 Angel Lane	Telephone	+91 22 6723 4534
London	Facsimile	+44 (0)20 7102 9404
EC4R 3AB	Web site	www.nomura.com

The Calculation Agent will ensure that the Determined Averaging Date Number is equal to (or is by no more than 5 Scheduled Trading Days greater than or less than) a number equal to the quotient of (a) the Settled Number of Options divided by (b) the ADTV Limit, with any fractional Determined Averaging Date Number being rounded up to the next whole number. “ADTV Limit” means a number equal to the product of (i) 25%, and (ii) the trailing average daily composite trading volume for the most recent 30-day period, determined by the Calculation Agent as of the Initial Averaging Date.

Such settlement shall proceed under the Equity Definitions as if: (i) the Settled Number of Options were the number of Options exercised for purposes of Section 8.2 of the Equity Definitions (“Option Cash Settlement Amount”), (ii) the Averaging Dates were a number of consecutive Exchange Business Days beginning on, and including, the Initial Averaging Date for such settlement, which number shall be equal to Determined Averaging Date Number, and (iii) the Valuation Date were the final Averaging Date for the calculation of the Option Cash Settlement Amount.

Following each such settlement, the Transaction will continue with a Number of Options Exercised reduced by the amounts so settled, and the Calculation Agent will select subsequent Initial Averaging Date(s) (in conjunction with a related Determined Averaging Date Number) in a good faith and commercially reasonable manner (taking into account the Unwind Parameters) until the total of all Settled Number of Options equals the original Number of Options Exercised. For the avoidance of doubt, the Calculation Agent may select a Settled Number of Options for the first settlement hereunder that equals the total Number of Options Exercised, in which case there shall be only one such settlement hereunder.

7/21

Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1 Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Nomura International plc			Urgent Please deliver immediately
1 Angel Lane	Telephone	+91 22 6723 4534
London	Facsimile	+44 (0)20 7102 9404
EC4R 3AB	Web site	www.nomura.com

Contingent Cash Settlement:

Contingent Cash Settlement:	If Counterparty makes an election pursuant to clause (2) under “Settlement Method” above, (a) Counterparty will make the representations to Dealer that are set forth under “Contingent Cash Settlement Condition” and (b) notwithstanding Article 8 of the Equity Definitions, the Cash Settlement Amount will be paid on the Cash Settlement Payment Date as set forth under “Cash Settlement Amount” below.

Cash Settlement Amount:	An amount equal to the product of:

(1) the difference between:

(a) the arithmetic mean of the Relevant Prices (for all Averaging Dates applicable to Contingent Cash Settlement minus

(b) the Strike Price, multiplied by

(2) the Settled Number of Shares.

If the Cash Settlement Amount is positive, Dealer shall pay Counterparty such amount. If the Cash Settlement Amount is negative, Counterparty shall pay Dealer the absolute value of such amount.

Contingent Cash Settlement Condition:	Upon the election of Contingent Cash Settlement by Counterparty, Counterparty represents to Dealer that its election is not in violation of Section 10(b) of the 1934 Act.

In any event, upon such settlement, Counterparty will represent to Dealer that either (1) Counterparty is an “affiliate” (as defined under Rule 144 under the Securities Act of 1933, as amended (the “1933 Act”)) of the Issuer, (2) Counterparty is not an “affiliate” of the Issuer, or (3) Counterparty should be deemed an “affiliate” of the Issuer solely for purposes of the Transaction.

Cash Settlement Procedures:	The “Cash Settlement Procedures” described above under “Regular Cash Settlement” will apply to “Contingent Cash Settlement”; provided that:

8/21

Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1 Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Nomura International plc			Urgent Please deliver immediately
1 Angel Lane	Telephone	+91 22 6723 4534
London	Facsimile	+44 (0)20 7102 9404
EC4R 3AB	Web site	www.nomura.com

(1) references to “Expiration Date” will be deemed to be references to “Contingent Cash Settlement Election Date”;

(2) references to “Number of Options Exercised” will be deemed to be references to “Number of Shares to be Delivered”;

(3) references to “Settled Number of Options” will be deemed to be references to “Settled Number of Shares”;

(4) clause (i) of the third full paragraph will be deleted; and

(5) references to “Option Cash Settlement Amount” will be deemed to be references to “Cash Settlement Amount”.

General Cash Settlement Terms:

Valuation Date:	In respect of a Settled Number of Shares or a Settled Number of Options (as applicable), the final Averaging Date in respect of such settlement.

Cash Settlement Payment Date:	In respect of a Settled Number of Shares or a Settled Number of Options (as applicable), three (3) Currency Business Days following the related Valuation Date.

For the avoidance of doubt, there may be more than one Valuation Date and/or Cash Settlement Payment Date.

General Valuation Terms:

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing clause (ii) thereof in its entirety with the following: “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) thereof the following: “; in each case that the Calculation Agent determines is material.”

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

9/21

Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1 Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Nomura International plc			Urgent Please deliver immediately
1 Angel Lane	Telephone	+91 22 6723 4534
London	Facsimile	+44 (0)20 7102 9404
EC4R 3AB	Web site	www.nomura.com

Averaging Date Disruption:	Modified Postponement; provided that Section 6.7(c)(iii)(A) of the Equity Definitions is hereby modified by inserting the words “the Calculation Agent may determine in its discretion that” after the word “then” in the sixth line thereof. Notwithstanding the foregoing and anything to the contrary in the Equity Definitions, if a Market Disruption Event occurs on any Averaging Date, the Calculation Agent may determine that such Averaging Date is a Disrupted Day only in part, in which case (i) such day shall be an Averaging Date and the Scheduled Trading Day immediately following the date that would otherwise be the last Averaging Date shall be an additional Averaging Date; (ii) the Calculation Agent shall determine the VWAP Price on the Averaging Date that is a partially Disrupted Day on the basis of transactions in the Shares on the Exchange on such Averaging Date, taking into account the nature and duration of the relevant Market Disruption Event; and (iii) the Calculation Agent shall determine the Settlement Price using an appropriately weighted average of VWAP Prices on the Averaging Dates instead of the arithmetic average.

Section 6.6(a) of the Equity Definitions is hereby amended by replacing the word “shall” in the fifth line thereof with the word “may,” and by deleting clause (i) thereof. Section 6.7(c)(iii)(A) of the Equity Definitions is hereby amended by replacing the word “shall” in the sixth and eighth line thereof with the word “may.”

Settlement Currency:	USD

Relevant Price:	For purposes of Section 6.7 of the Equity Definitions, and with respect to any Cash Settlement, a price calculated based on the relevant date of determination’s VWAP Price excluding trades on the Exchange below the Limit Price minus USD 0.02.

Limit Price:	Counterparty may communicate to Dealer on any Averaging Date prices above which the Settlement Price is acceptable to Counterparty it being understood that the Calculation Agent may have to increase the Determined Averaging Date Number in a commercially reasonable manner to reflect market liquidity above such prices.

10/21

Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1 Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Nomura International plc			Urgent Please deliver immediately
1 Angel Lane	Telephone	+91 22 6723 4534
London	Facsimile	+44 (0)20 7102 9404
EC4R 3AB	Web site	www.nomura.com

VWAP Price:	For any Exchange Business Day, the volume-weighted average price per Share, as displayed on Bloomberg Page “[•]” (or any successor thereto) with respect to such Exchange Business Day, as determined by the Calculation Agent, or in the event such price is not so reported for such day for any reason or is manifestly erroneous, as reasonably determined by the Calculation Agent; provided that, when Shares trade above or below a certain price are excluded from the calculation of such volume-weighted average price, the Calculation Agent will modify the calculation commands on Bloomberg to calculate such price to reflect the agreement by the parties.

Dividends:

Ordinary Dividend Amount:	USD 0.00

Extraordinary Dividend:	Any dividend or distribution on the Shares (other than any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) or (B) of the Equity Definitions) the ex-date for which occurs during the term of the Transaction and the amount or value of which differs from the Ordinary Dividend Amount, as determined by the Calculation Agent.

Dividend Recovery:	In the event that the declared dividend is different from the actual dividend paid by the Issuer, and the Calculation Agent has previously adjusted the terms of the Transaction then the Calculation Agent will either (a) adjust the terms of the Transaction, or (b) determine an amount to be paid by one party to the other party, in each case to account for the discrepancy between the declared dividend and the actual dividend paid by the Issuer. This provision will survive the termination of any relevant Transaction, it be understood that if clause (b) of the previous sentence applies, the party obligated pay such amount will do so in accordance with the instructions of the Calculation Agent.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment.

Diluting Event:	Any event described in the definition of “Potential Adjustment Event” in Section 11.2(e) of the Equity Definitions, or any similar event, that subjects the Hedging Party or any person (relative to other holders of Shares) to any disadvantage as a result of any action, including, but not limited to, a “poison pill” or other plan that has the effect of shareholder rights being distributed or separated from the Shares. To the extent that an event may be a Potential Adjustment Event and a Diluting Event, the parties agree to treat such event as a Diluting Event.

11/21

Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1 Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Nomura International plc			Urgent Please deliver immediately
1 Angel Lane	Telephone	+91 22 6723 4534
London	Facsimile	+44 (0)20 7102 9404
EC4R 3AB	Web site	www.nomura.com

Diluting Event Consequence:	Upon the occurrence of a Diluting Event, the Calculation Agent will adjust the terms of the Transaction to reflect, to the extent practicable, any mutual agreement of Dealer and Counterparty, it being understood that the Calculation Agent will attempt, to the extent practicable, to address the economic effect on the parties from the Diluting Event by (i) extending the Expiration Date or the Deferred Settlement Period to a date up to 24 months after the original Expiration Date or the original Deferred Settlement Period, and (ii) adjusting the terms of the Transaction to reflect such extension, including, but not limited to, the Strike Price, the Deferral Amount and the payment of any additional Premium.

Extraordinary Events:

Consequences of Merger Events:

Share-for-Share:	Calculation Agent Adjustment

Share-for-Other:	Calculation Agent Adjustment

Share-for-Combined:	Calculation Agent Adjustment

Tender Offer:	Applicable

Consequences of Tender Offer:

Share-for-Share:	Calculation Agent Adjustment

Share-for-Other:	Calculation Agent Adjustment

Share-for-Combined:	Calculation Agent Adjustment

Composition of Combined Consideration:	Applicable

Nationalization, Insolvency or Delisting:	Cancellation and Payment (Calculation Agent Determination)

12/21

Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1 Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Nomura International plc			Urgent Please deliver immediately
1 Angel Lane	Telephone	+91 22 6723 4534
London	Facsimile	+44 (0)20 7102 9404
EC4R 3AB	Web site	www.nomura.com

Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) is hereby amended by (A) adding the words “or any Hedge Positions” after the word “Shares” in the clause (X) thereof; (B) deleting clause (Y) thereto; and (C) adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof; provided that any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of or any change in or public announcement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any derivatives legislation enacted after the date of this Master Confirmation that affects the Hedging Party.

Failure to Deliver:	Applicable

Insolvency Filing:	Not Applicable

Determining Party:	Calculation Agent

Hedging Party:	Dealer

Additional Representations, Agreements and Acknowledgments:

Non-Reliance:	Applicable

Agreements and Acknowledgments

Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Eligible Contract Participant:	Each party represents to the other party that it is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act (as amended).

13/21

Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1 Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Nomura International plc			Urgent Please deliver immediately
1 Angel Lane	Telephone	+91 22 6723 4534
London	Facsimile	+44 (0)20 7102 9404
EC4R 3AB	Web site	www.nomura.com

2. Calculation Agent: Dealer, provided, however, that Counterparty may challenge any determination or calculation made by the Calculation Agent within two Business Days following receipt by Counterparty of such determination or calculation, subject to providing in reasonable details the material reasons for the dispute and suggesting an alternative calculation or determination. If the parties are unable to agree on such determination or calculation within one Business Day, (i) the relevant party shall pay the amount, if any, which is not in dispute and (ii) a mutually acceptable third party will be appointed by the parties within two Business Days following such challenge to act as Substitute Calculation Agent and make the relevant determination or calculation. If the parties are unable within two Business Days to agree on, or to appoint, such third party, then each party will, within two Business Days select a leading, independent dealer in instruments of the type covered by this Confirmation and such dealers shall agree on a third party who shall also be a leading, independent dealer in instruments of the type covered by this Master Confirmation to act as Substitute Calculation Agent. Subject to the above, all determinations and calculations by the Substitute Calculation Agent will be binding and conclusive in the absence of manifest error. The costs, fees and expenses (if any) relating to the appointment of a Substitute Calculation Agent shall be borne equally by both parties.

3. Address for Notices:

Notice to Dealer:

Nomura Global Financial Products Inc.

Worldwide Plaza

309 West 49th Street

5th Floor

New York, NY 10019

Attention: James Chenard

with a copy to:

Worldwide Plaza

309 West 49th Street

24th Floor

New York, NY 10019

Attention: Michael Ena

Notice to Counterparty:

Steve Milankov

c/o Pershing Square Capital Management, L.P.

888 Seventh Avenue, 42nd Floor

New York, NY 10019

with a copy to:

Ramy Saad

c/o Pershing Square Capital Management, L.P.

888 Seventh Avenue, 42nd Floor

New York, NY 10019

14/21

Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1 Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Nomura International plc			Urgent Please deliver immediately
1 Angel Lane	Telephone	+91 22 6723 4534
London	Facsimile	+44 (0)20 7102 9404
EC4R 3AB	Web site	www.nomura.com

4. Account Details:

Account details for Dealer:	To be advised.

Account details for Counterparty:	To be advised.

5. Other Provisions:

(a)	Independent Amount. For any Put Option Transaction, the Independent Amount with respect to Dealer will be zero and the Independent Amount with respect to Counterparty will be equal to 22.5% of the product of the Strike Price and the Number of Options.

For any Put Option Transactions that are exercised, through to the Settlement Date, the Independent Amount with respect to Dealer will be zero and the Independent Amount with respect to Counterparty will be equal to 22.5% of the product of the Strike Price and the Number of Shares to be Delivered.

(b)	Additional Representations and Warranties of Counterparty.

Counterparty hereby represents and warrants to Dealer as of the date hereof, and as of each date on which a Transaction (the “Proposed Transaction”) is executed hereunder, and covenants with Dealer, as follows:

(i)	Counterparty represents that the execution of the Transaction by it is not in violation of Section 10(b) of the 1934 Act. In addition, if Counterparty seeks to amend any Transaction, Counterparty will be deemed to represent that Counterparty is not in violation of Section 10(b) of the 1934 Act.

(ii)	Counterparty is aware of its obligations under the United States Federal securities laws in respect of the Shares, including without limitation under Sections 9 and 10(b) of the 1934 Act and the rules and regulations thereunder, and during the term of the Transaction will not take any action that does not comply with those obligations.

(iii)	Without limiting the generality of Section 3(a)(iii) of the Agreement, Counterparty is and, after giving effect to the Transaction, will be in compliance with any reporting obligations under Section 16, Section 13(d) and Section 13(g) of the 1934 Act it has with respect to the Shares.

(iv)	Counterparty is not and, after giving effect to the transactions contemplated hereby, will not be required to register as an “investment company” under, and as such term is defined in, the Investment Company Act of 1940, as amended.

(v)	Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that (A) Dealer is not making any representations or warranties or giving any advice with respect to the legal, regulatory, accounting or tax treatment of the Transaction, and Counterparty has consulted with its own legal, regulatory, accounting and tax advisors with respect to the Transaction, and (B) none of Dealer and its affiliates has acted or will act as Counterparty’s fiduciary in any way, or has any fiduciary duties to Counterparty; and Counterparty is not relying, has not relied and will not rely upon any communication (written or oral) of Dealer or any of its affiliates. Counterparty has made or will make its own independent decision to enter into the Transaction based upon its own judgment and upon advice of such advisors as Counterparty deems necessary.

15/21

Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1 Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Nomura International plc			Urgent Please deliver immediately
1 Angel Lane	Telephone	+91 22 6723 4534
London	Facsimile	+44 (0)20 7102 9404
EC4R 3AB	Web site	www.nomura.com

(vi)	Counterparty is not, and has not been for the preceding three months, an “affiliate” (as defined in Rule 144) of the Issuer.

(vii)	Counterparty is not an “insider” of the Issuer. An “insider” is a person “who is directly or indirectly the beneficial owner of more than 10 percent of any class of any equity security” of an issuer, or “who is a director or an officer” of an issuer (as such terms, as applicable, are defined in Rule 16a-1 under the 1934 Act).

(viii)	Counterparty does not have economic exposure (including economic exposure held by any of its affiliates or affiliated persons with whom the Counterparty may consult) to the Shares (including any synthetic positions but excluding any Transactions hereunder and any put options) equal to or exceeding 9.9% of the Issuer’s outstanding Shares.

(c)	Private Placement.

Buyer represents and warrants to Seller that (i) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the 1933 Act, (ii) it is entering into the Transaction for its own account without a view to the distribution or resale thereof and (iii) it understands that the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the 1933 Act.

(d)	Matters relating to Dealer and the Agent.

(i)	Dealer is not registered as a broker or dealer under the 1934 Act. Nomura Securities International, Inc. (“Agent”) has acted solely as agent for Dealer and Counterparty to the extent required by law in connection with the Transaction and has no obligations, by way of issuance, endorsement, guarantee or otherwise, with respect to the performance of either party under the Transaction. The parties agree to proceed solely against each other, and not against Agent, in seeking enforcement of their rights and obligations with respect to the Transaction, including their rights and obligations with respect to payment of funds and delivery of securities.

(ii)	Agent may have been paid a fee by Dealer in connection with the Transaction. Further details will be furnished upon written request.

(iii)	The time of the Transaction will be furnished by Agent upon written request.

(e)	Acknowledgments Regarding Hedging.

Counterparty acknowledges (and in the case of clause (vi) below, Dealer and Counterparty acknowledge) that:

(i)	during the term of the Transaction, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

16/21

Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1 Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Nomura International plc			Urgent Please deliver immediately
1 Angel Lane	Telephone	+91 22 6723 4534
London	Facsimile	+44 (0)20 7102 9404
EC4R 3AB	Web site	www.nomura.com

(ii)	Dealer and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to the Transaction, including acting as agent or as principal and for its own account or on behalf of customers;

(iii)	Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Issuer’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Transaction;

(iv)	any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, each in a manner that may be adverse to Counterparty;

(v)	the Transaction is a derivatives transaction in which it has purchased from Dealer an option; Dealer may purchase or sell Shares for its own account at an average price that may be greater than, or less than, the price paid to Counterparty under the terms of the Transaction; and

(vi)	without limiting the generality of the foregoing, any initial price of the Transaction is not the execution price of any initial hedge of the Dealer (if the Dealer chooses to hedge any risk with respect to the Transaction), taking into account any applicable fees or commissions, but rather is an initial price that is at risk to the Dealer (as determined by the Dealer in its sole discretion).

(f)	Miscellaneous.

Counterparty and Dealer understand that there may exist one or more confidentiality agreement(s) between Counterparty and Dealer. With respect to any rights or obligations thereunder to maintain the confidential nature of confidential information (as defined therein), the parties agree to continue to maintain the confidential nature of confidential information.

Notwithstanding anything to the contrary contained herein, any party (or such party’s affiliates) may disclose to any and all persons, without limitation of any kind, the United States tax treatment (federal, state and local) and tax structure of any transaction contemplated hereunder and all materials of any kind relating to such tax treatment and tax structure. However, any information relating to the United States federal, state or local tax treatment or tax structure shall remain subject to the applicable confidentiality provisions (and the preceding sentence shall not apply) to the extent reasonably necessary to enable any person to comply with applicable securities laws. “Tax treatment” or “tax structure” is limited to any facts relevant to the United States federal, state or local tax treatment of any Transaction contemplated hereunder and specifically does not include information relating to the identity of Counterparty or any of its affiliates.

17/21

Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1 Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Nomura International plc			Urgent Please deliver immediately
1 Angel Lane	Telephone	+91 22 6723 4534
London	Facsimile	+44 (0)20 7102 9404
EC4R 3AB	Web site	www.nomura.com

(g)	No Arrangements.

Counterparty and Dealer each acknowledge and agree that: (i) there are no voting, hedging or settlement arrangements between Counterparty and Dealer with respect to any Shares or the Issuer, other than those set forth herein; (ii) although Dealer may hedge its risk under the Transactions in any way Dealer determines, Dealer has no obligation to hedge with the purchase or maintenance of any Shares; (iii) Counterparty will not be entitled to any voting rights in respect of any of the Shares underlying the Options in the Transaction including upon the exercise of any Put Options by Dealer until, if applicable, the delivery of any Shares to Counterparty after the Deferred Settlement Period; and (iv) Counterparty will not influence Dealer with respect to the voting of any Hedge Positions of Dealer that are Shares (if any) or, prior to the end of the Deferred Settlement Period, the Number of Shares to be Delivered (if any Put Options are exercised).

18/21

Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1 Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Nomura International plc			Urgent Please deliver immediately
1 Angel Lane	Telephone	+91 22 6723 4534
London	Facsimile	+44 (0)20 7102 9404
EC4R 3AB	Web site	www.nomura.com

Please confirm your agreement to be bound by the terms of the foregoing by executing a copy of this Confirmation and returning it to us.

Yours faithfully,

NOMURA INTERNATIONAL PLC

By:
Name:
Title:

Confirmed as of the date first written above:

PERSHING SQUARE FUNDS

By: Pershing Square Capital Management, L.P., as its Investment Manager
By:	PS Management GP, LLC, its General Partner

By:
Name: William A. Ackman
Title: Managing Member

19/21

Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1 Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Nomura International plc			Urgent Please deliver immediately
1 Angel Lane	Telephone	+91 22 6723 4534
London	Facsimile	+44 (0)20 7102 9404
EC4R 3AB	Web site	www.nomura.com

SCHEDULE A

SHARE PUT OPTION SUPPLEMENTAL CONFIRMATION

To:	[PERSHING SQUARE FUNDS]
Attention:	c/o Pershing Square Capital Management, L.P.
888 Seventh Avenue, 42nd Floor
New York, NY 10019

Dear Sir/Madam:

The purpose of this Share Option Supplemental Confirmation (this “Supplemental Confirmation”) is to confirm the specific terms and conditions of one or more Transaction(s) (each a “Transaction”) entered into between you (“Counterparty”) and us (“Dealer”) on the Trade Date specified below. This Supplemental Confirmation supplements the Master Confirmation between you and us dated September 24, 2014.

The terms of the particular Transaction(s) to which this Supplemental Confirmation relates are as follows:

Trade Date	Expiration Date	Number of Options	Strike Price	Premium	Dealer Reference Number
[ ], 2014	[ ]	[ ]	USD [ ]	USD [ ]	[ ]

[ ], 2014	[ ]	[ ]	USD [ ]	USD [ ]	[ ]

[ ], 2014	[ ]	[ ]	USD [ ]	USD [ ]	[ ]

20/21

Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1 Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Nomura International plc			Urgent Please deliver immediately
1 Angel Lane	Telephone	+91 22 6723 4534
London	Facsimile	+44 (0)20 7102 9404
EC4R 3AB	Web site	www.nomura.com

Please confirm your agreement to be bound by the terms of the foregoing by executing a copy of this Confirmation and returning it to us.

Yours faithfully,

NOMURA INTERNATIONAL PLC

By:
Name:
Title:

Confirmed as of the date first written above:

[PERSHING SQUARE FUNDS]

By: Pershing Square Capital Management, L.P., as its Investment Manager
By: PS Management GP, LLC, its General Partner

By:
Name: William A. Ackman
Title: Managing Member

21/21

Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1 Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies